                                                               Exhibit 99.1

For Immediate Release:  May 1, 2002
Contact:    Paul Sunu, Chief Financial Officer at (919) 563-8222 or
            Rick Whitener, Vice President-Financial Reporting at (919) 563-8374

Bond Ticker: MADRIV
May 1, 2002
Mebane, North Carolina

               MADISON RIVER COMMUNICATIONS ANNOUNCES 2002 FIRST
                    QUARTER FINANCIAL AND OPERATING RESULTS

Mebane, North Carolina - May 1, 2002 - Madison River Communications, an established and growing rural local exchange carrier, today announced its financial and operating results for the first quarter ended March 31, 2002.

Highlights
----------
* Adjusted EBITDA in the first quarter of 2002 was $21.2 million, an increase of $7.3 million, or 52%, over the prior year;
* Adjusted EBITDA for the first quarter showed a sequential increase of $2.7 million, or 15%, over the fourth quarter of 2001;
* Integrated Communications Division (ICD) had a revenue increase of $2.1 million, or 106%, over the first quarter of 2001 and an Adjusted EBITDA loss of $980,000, compared to an Adjusted EBITDA loss of $7.7 million for the same quarter last year and $3.4 million for the fourth quarter of 2001; and
* Local Telecommunications Division (LTD) had Adjusted EBITDA of $22.2 million for an Adjusted EBITDA margin of 52.9%, up from 51.4% in fourth quarter of 2001.

2002 First Quarter Results
--------------------------
Adjusted EBITDA, computed as operating income before depreciation, amortization and non-cash long-term incentive plan expenses (1), in the first quarter ended March 31, 2002 was $21.2 million, an increase of $7.3 million, or 52%, from the $13.9 million reported in the first quarter ended March 31, 2001. The increase of $7.3 million is attributed primarily to a $6.7 million lower Adjusted EBITDA loss in the ICD in the first quarter of 2002 when compared to the same period in the prior year. As announced in the fourth quarter of 2001, the ICD intentionally slowed its growth to allow the division to achieve positive cash flow faster than would be possible with an aggressive growth plan. In doing so, the ICD has significantly reduced its expenses and cash utilization while maintaining its revenue base, resulting in significant improvement in its Adjusted EBITDA loss. Adjusted EBITDA in the LTD increased $0.6 million to $22.2 million from $21.6 million in the first quarter of the prior year.

Revenues in the first quarter of 2002 were $45.9 million, representing an increase of $0.7 million, or 2%, from $45.2 million reported in the first quarter of 2001. Comparing the first quarter of 2002 to the first quarter of 2001, revenues in the ICD were $2.1 million higher and were offset by lower revenues of $1.4 million in the LTD. The decrease in revenues in the LTD is attributed primarily to the sale of approximately 4,280 lines in Illinois in May 2001 and anticipated lower network access revenues.

The Company incurred a net loss of $8.4 million for the first quarter of 2002 compared to a net loss of $29.1 million for the first quarter of 2001, an improvement of $20.7 million, or 71%. The LTD reported net income of $2.7 million in the first quarter of 2002 compared to a net loss of $13.0 million in the first quarter of 2001, an increase of approximately $15.7 million. The increase is attributed primarily to the adoption of a new accounting standard that eliminated the periodic amortization of goodwill which was approximately $4.2 million in amortization expense on a quarterly basis and the impact of approximately $8.7 million in realized losses on marketable equity securities recorded in the first quarter of 2001 for which there was no corresponding loss in 2002. The ICD's net loss in the first quarter of 2002 of $11.1 million was an improvement of $5.0 million over the net loss of $16.1 million in the first quarter of 2001 and is attributed primarily to the ICD's expense reductions implemented as part of its plan to achieve positive cash flow.

For the first quarter of 2002, the LTD reported revenues of $41.9 million, Adjusted EBITDA of $22.2 million and an Adjusted EBITDA margin of 52.9%. This compares to revenues of $43.3 million, Adjusted EBITDA of $21.6 million and an Adjusted EBITDA margin of 49.9% in the first quarter of 2001. Revenues and Adjusted EBITDA in the first quarter were impacted by the sale of approximately 4,280 connections in two exchanges in Illinois in May 2001 that contributed approximately $0.7 million in revenues and $0.5 million in Adjusted EBITDA in the first quarter of 2001 and lower anticipated network access revenues. On a sequential basis, revenues decreased $0.6 million, or 1%, and Adjusted EBITDA increased $0.3 million, or 2%, from the fourth quarter of 2001. Strong growth from high-speed DSL services was offset by anticipated decreases in network access revenues.

As of March 31, 2002, the LTD had approximately 209,170 voice access and DSL connections in service, or an increase of approximately 4,800 connections, or 2.3%, over March 31, 2001. Excluding the connections sold in May 2001, the increase was approximately 9,080 connections, or 4.5%. The increase was driven principally by gains in DSL connections. Compared to the prior year, DSL connections increased approximately 7,110, or 112%. Voice access lines increased by approximately 1,970 lines, or 1% after excluding the impact of the lines sold. Sequentially, voice access and DSL connections increased by approximately 3,220 connections, or 1.6%, from December 31, 2001. The increase is comprised of approximately 880 voice access lines, or 0.5%, and approximately 2,340 DSL connections, or 21%. Of the 209,170 total connections, approximately 136,060 are residential lines, 59,630 are business lines and 13,480 are DSL connections. In addition, the LTD had approximately 85,300 long distance accounts and 30,230 dial-up Internet subscribers at March 31, 2002. Penetration rates for vertical services such as voice mail, caller ID, call waiting and call forwarding continued to increase in the first quarter of 2002.

The LTD's revenue run-rate for high-speed special access services in the first quarter of 2002 increased 24% over the same period in 2001 and 5% sequentially. In addition, the penetration rate in installed DSL in the LTD's service areas reached 6.9% of access lines, compared to 5.7% in the fourth quarter of 2001.

In the first quarter of 2002, the ICD reported an Adjusted EBITDA loss of $980,000, an improvement of approximately $6.7 million, or 87%, from its Adjusted EBITDA loss of $7.7 million in the first quarter of 2001. Revenues in the first quarter of 2002 were $4.0 million, an increase of $2.1 million, or 106% from the $1.9 million reported in the same quarter in 2001. As of March 31, 2002, the ICD had approximately 16,400 voice and 700 DSL connections in service compared to approximately 11,740 voice and 370 DSL connections in service at March 31, 2001.

On a sequential quarter basis, the ICD's revenues decreased $0.3 million, or 6%, while the Adjusted EBITDA loss decreased $2.4 million, or 71%. The ICD's reported results reflect the impact of its business plan to intentionally slow its growth and reduce its sales, marketing and support structure to achieve positive cash flow as quickly as possible. In the execution of this strategy, the ICD experienced a slight decline in revenues but was able to significantly reduce its cash utilization as lower operating and overhead expenses were incurred. The ICD will continue to add new connections but at a significantly lower rate than in the past. Once the ICD achieves positive cash flow, it will target a growth rate that can be funded from its own operations.

J. Stephen Vanderwoude, Chairman and Chief Executive Officer, commented, "We have a strong start to 2002. For the quarter, our operations are on track as LTD continues to deliver predictable results and increasing Adjusted EBITDA margins to 52.9% and ICD showing contribution Adjusted EBITDA loss at about $315 thousand. We also gained additional financial flexibility in April from the resolution of the negotiations with the former shareholders of Coastal Utilities."

On April 10, 2002, the Company's parent, Madison River Telephone Company, LLC
(MRTC), announced the completion of an agreement with the former shareholders of Coastal Utilities, Inc., that, among other things, modified certain provisions of the Coastal Communications, Inc. (CCI) shareholders agreement that was entered into when CCI acquired Coastal Utilities in March 2000.
Under the terms of the agreement, the former shareholders exchanged all of their Series B stock and 40%, or 120 shares, of their Series A stock in CCI for 18.0 million Class A member units in MRTC valued at $1 per unit and three term notes issued by MRTC, in the aggregate principal amount of $20.0 million, payable over eight years and bearing interest at approximately 8.4%. In addition, CCI redeemed 30 shares of Series A stock retained by the former shareholders for $33,333.33 per share, or approximately $1.0 million, at the closing of the transaction. Under the terms of CCI's amended shareholders agreement, the former shareholders have the right, beginning May 31, 2003 and ending September 30, 2007, to require CCI to redeem their remaining 150 shares of Series A stock in increments not to exceed 30 shares at $33,333.33 per share, or an aggregate value of $1.0 million, in any thirteen-month period.

As of March 31, 2002, the Company had $14.5 million in cash on hand. In addition, the Company has $17.8 million in unused credit facilities with the RTFC. Capital expenditures for the quarter were approximately $3.6 million.

The Company will be conducting a conference call to discuss its 2002 first quarter financial and operating results on Thursday, May 2, 2002 at 11:00 AM EDT. Those interested in listening to the call are invited to access the call via a webcast that can be linked to by going to the Company's website at www.madisonriver.net.

(1) Non-GAAP Information

The Company believes that Adjusted EBITDA is an additional meaningful measure of operating performance. Adjusted EBITDA represents operating income (loss) before depreciation, amortization and non-cash long-term incentive plan expenses. However, this information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to the operating and other financial information as determined under accounting principles generally accepted in the United States.

Selected Financial Results and Operating Data

Selected historical financial and operating results for the first quarter ended March 31, 2002 and 2001 were (dollars in millions):

                                           First Quarter Ended
                                       ----------------------------
                                       March 31,          March 31,
                                         2002             2001 (1)
                                       ---------          ---------
    Net revenues                        $  45.9            $  45.2
      LTD                                  41.9               43.3
      ICD                                   4.0                1.9

    Operating expenses                     37.0               45.8
      LTD                                  28.9               34.2
      ICD                                   8.1               11.6

    Adjusted EBITDA                        21.2               13.9
      LTD                                  22.2               21.6
      ICD                                  (1.0)              (7.7)

    Adjusted EBITDA margin                 46.3%              30.8%

    Net income (loss):                  $  (8.4)           $ (29.1)
      LTD                                   2.7              (13.0)
      ICD                                 (11.1)             (16.1)

    Cash and cash equivalents           $  14.5            $  31.4
    Net telephone plant
      and equipment                       388.2              402.9
    Total assets                          876.8              945.6
    Long-term debt                        679.1              676.2
    Redeemable minority interest           47.1               46.0
    Member's interest                     211.6              213.4
    Accumulated deficit                  (162.6)            (108.4)

(1) 2001 divisional results are presented on a basis consistent with the 2002 presentation.

                                           First Quarter Ended
                                       ----------------------------
                                       March 31,          March 31,
                                         2002             2001 (1)
                                       ---------          ---------

Selected Operating Data:
    Total connections in service or
      in provisioning:                   227,202            225,460
        LTD:
          Voice                          195,692 (a)        198,005
          DSL lines                       13,479              6,366
        ICD:
          Voice                           17,347             20,182
          DSL Lines                          684                907

    Total connections in service         226,250            216,481
        LTD:
          Voice                          195,692 (a)        198,005
          DSL lines                       13,479              6,366 (c)
        ICD:
          Voice                           16,395             11,744
          DSL Lines                          684                366 (c)

        Fiber transport (in actual
          $ (b))                       $ 240,000          $ 120,000

    Network operations centers              1                  2
    Employees                              756                991

(a) LTD voice access lines reflect the impact of the 4,278 access lines disposed of in the second quarter of 2001.
(b)  Dollar amounts represent monthly recurring revenues.
(c) Adjusted to present DSL connections on a basis consistent with the 2002 presentation.


States certified as a CLEC:
           North Carolina                                 South Carolina
           Florida (subsidiary Gulf Long Distance, Inc.)  Alabama
           Mississippi                                    Louisiana
           Texas                                          Tennessee
           Illinois                                       Georgia

States certified as a long distance provider:
           North Carolina                                 South Carolina
           Georgia                                        Florida
           Alabama                                        Mississippi
           Louisiana                                      Texas
           Tennessee                                      Illinois
           Kentucky (subsidiary Gulf Long Distance, Inc.)

Forward-Looking Statements
--------------------------
The statements, other than statements of historical fact, included in this press release are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as ''may,'' ''will,'' ''expect,'' ''intend,'' ''estimate,'' ''anticipate,'' ''plan,'' ''seek'' or ''believe.'' We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that such expectations will occur. Our actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to, the following:

*  competition in the telecommunications industry;
* the passage of legislation or court decisions adversely affecting the telecommunications industry;
*  our ability to repay our outstanding indebtedness;
* our ability to raise additional capital on acceptable terms and on a timely basis; and
*  the advent of new technology.

For more information, see the "Risk Factors" section beginning on page 14 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 333-36804) filed with the Securities and Exchange Commission.

You should not unduly rely on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this press release or to reflect the occurrence of unanticipated events.


Madison River Capital, LLC operates as Madison River Communications and is a wholly owned subsidiary of Madison River Telephone Company, LLC. Madison River Communications operates and enhances rural telephone companies and uses advanced technology to provide competitive communications services in nearby markets. Madison River Telephone Company, LLC is owned by affiliates of Madison Dearborn Partners Inc., Goldman, Sachs & Co., Providence Equity Partners, the former shareholders of Coastal Utilities, Inc. and members of management.

                          MADISON RIVER CAPITAL, LLC
                Condensed Consolidated Statements of Operations
                       Three Months Ended March 31, 2002
                            (Dollars in thousands)

                                                         LTD             ICD        Consolidated
Operating revenues:
  Local service                                      $   32,189      $    2,457      $   34,646
  Long distance service                                   3,487             316           3,803
  Internet and enhanced data                              2,944             463           3,407
  Transport service                                        -                836             836
  Miscellaneous telecommunications
    service and equipment                                 3,342            (109)          3,233
                                                       --------        --------        --------
Total operating revenues                                 41,962           3,963          45,925
                                                       --------        --------
Operating expenses:
  Cost of services                                       10,955           3,460          14,415
  Depreciation and amortization                           8,872           3,437          12,309
  Selling, general and administrative expenses            9,092           1,235          10,327
                                                       --------        --------        --------
Total operating expenses                                 28,919           8,132          37,051
                                                       --------        --------        --------

Net operating income (loss)                              13,043          (4,169)          8,874

Interest expense                                         (9,391)         (6,685)        (16,076)
Other income (expense), net                                 774            (217)            557
                                                       --------        --------        --------

Income (loss) before income taxes
  and minority interest expense                           4,426         (11,071)         (6,645)
Income tax expense                                        1,470            -              1,470
                                                       --------        --------        --------

Income (loss) before minority interest expense            2,956         (11,071)         (8,115)

Minority interest expense                                   275            -                275
                                                       --------        --------        --------

Net income (loss)                                    $    2,681      $  (11,071)     $   (8,390)
                                                       ========        ========        ========

EBITDA                                                   21,915            (732)         21,183

Adjustments:
  Long-term Incentive Plan                                  308            (248)             60
                                                       --------        --------        --------

Adjusted EBITDA                                      $   22,223      $     (980)     $   21,243
                                                       ========        ========        ========


NOTE: These financial statements recognize Madison River Capital, LLC's financial results on an historical basis.